UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 11, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Frank’s International N.V. (the “Company”) announced the appointment by the board of managing directors (the “Management Board”) and the board of supervisory directors (the “Supervisory Board”) of Douglas Stephens to serve as President and Chief Executive Officer, succeeding Gary P. Luquette, effective November 15, 2016. Mr. Luquette will remain an employee and serve as a special advisor to the Company through December 31, 2016 to assist in transitioning his duties to his successor and will remain a non-executive member of the Supervisory Board until our next annual meeting of shareholders; he will also serve as a consultant to the Company during the year 2017.

Mr. Stephens, age 53, previously served as President, Pressure Pumping, of Baker Hughes Incorporated from June 2012 to November 2016. Prior to joining Baker Hughes, Mr. Stephens was Vice President and Global Account Director at Schlumberger Limited from June 2009 until June 2012. Previously, Mr. Stephens served in various positions of leadership at Schlumberger and as a member of the board of directors of Packers Plus. Mr. Stephens has over 28 years of experience in the oilfield services sector and holds a B.A.S. in mechanical engineering from the University of British Columbia.

Pursuant to an offer letter agreement between Mr. Stephens and the Company (the “Offer Letter”), Mr. Stephens will be paid an annual base salary of $650,000 and will be eligible for an annual incentive bonus beginning in 2017, based on performance criteria determined by the Supervisory Board or a committee thereof with an expected target bonus opportunity equal to 100% of his base salary. Beginning in 2017, Mr. Stephens will be eligible to receive, pursuant to the Company’s long-term incentive plan, annual grants of equity-based incentive awards equal to 300% of his annual base salary. In addition, Mr. Stephens will receive an initial grant of restricted stock units with a grant date value of $325,000 that will vest 1/3 per year on each of the first, second, and third anniversaries of the grant date.

The Offer Letter provides that Mr. Stephens will be eligible to participate in the Company’s benefit plans and programs generally available to the Company’s senior executives, including the Executive Change in Control Severance Plan, which provides severance in the event of a qualifying termination following a change in control. In connection with his employment, Mr. Stephens will be expected to agree to certain restrictive covenants generally applicable to other executive officers of the Company, including non-competition and non-solicitation provisions and customary non-disclosure and confidentiality provisions. He will also enter into an indemnification agreement for his service as an officer, consistent with the form of indemnity agreement entered into by other executive officers and directors of the Company, as previously disclosed by the Company.

The foregoing description of the Offer Letter is qualified by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

There are no other understandings or arrangements between Mr. Stephens and any other person pursuant to which Mr. Stephens was selected to serve as principal executive officer and president. Mr. Stephens does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Luquette’s separation from the Company and pursuant to a Separation, Consulting, and General Release Agreement entered into between Mr. Luquette, the Company and its employing subsidiary effective as of November 11, 2016 (the “Agreement”), Mr. Luquette is entitled to certain transition payments and benefits that are contingent on (a) his execution and non-revocation of certain releases, which waive and release claims against the Company and related parties for any liability relating to his employment; (b) his continued employment through December 31, 2016 to help transition his duties to his successor; (c) his service as a consultant to the Company and the Supervisory Board for a 12-month period following his separation date; and (d) his compliance with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions. Such payments and benefits under his Agreement include the following: (i) payment of $750,000, to be provided in equal monthly payments over the 12-month period following his separation date, (ii) payment of an annual bonus for 2017, in the amount of $750,000, with payment to be made in the first quarter of 2018 on the date that annual bonuses are customarily paid by the Company; (iii) for up to 18 months following his separation, continued health coverage and reimbursement of premium costs under the Company’s group health plan to effectuate the same premium rate paid by active senior executive employees of the Company; (iv) a grant of restricted stock units in 2017, pursuant to the Company’s long-term incentive plan, with an aggregate value on the date of grant of $3 million, vesting ratably in three annual installments (“2017 LTIP Award”); and (v) continued vesting of his unvested restricted stock units that were granted in 2016 (“2016 RSUs”), as well as his 2017 LTIP Award, during the remainder of the vesting schedule provided under each of the applicable award agreements, subject to certain restrictive covenants that remain in effect through the completion of the relevant vesting schedules included therein.

The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 7.01 Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing the leadership transition described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of the Exhibits

99.1	Press Release dated November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: November 14, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary